Exhibit 3.10

BYLAWS OF

DATA NICHE ASSOCIATES, INC.

ARTICLE I

PURPOSE, ADOPTION, AMENDMENT, AND CONSTRUCTION OF BYLAWS

PURPOSE AND CONTENTS

Section 1.01. The purpose of these Bylaws is to set forth certain provisions for the regulation of the affairs of the corporation. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or with the Articles of Incorporation.

ADOPTION, AMENDMENT, OR REPEAL BY SHAREHOLDERS OR BOARD

Section 1.02. The Bylaws of the corporation may be made, altered, amended, or repeal d by the shareholders or the Board.

CONSTRUCTION OF BYLAWS

Section 1.03. Except as otherwise provided in these Bylaws, or required by the context, the definitions provided in The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.) shall govern the construction of these Bylaws. Without limiting the foregoing, the singular and plural number includes the other, and the word “person” includes a corporation or other entity as well as a natural person, whenever the context so indicates.

ARTICLE II

OFFICES AND AGENT

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01. The corporation shall continuously maintain, in the State of Illinois, a registered office and a registered agent whose office is identical to the registered office. The registered office and registered agent of the corporation may be changed from time to time by the Board.

OTHER OFFICES

Section 2.02. In addition to the registered office, the corporation may also have offices at such other places within and without the State of Illinois as the Board may from time to time designate or as the business of the corporation may require, consistent with the Articles of Incorporation, these Bylaws, and applicable laws, rules, and regulations.

ARTICLE III

DIRECTORS

DEFINITIONS

Section 3.01. The words “Board” or “Directors,” as used in these Bylaws, with regard to any action requiring the approval of the Board of Directors, shall mean the Board of Directors of this corporation.

RESPONSIBILITY OF BOARD

Section 3.02. Subject to requirements of law and limitations. in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be ,exercised by or under the direction of the Board.

NUMBER OF DIRECTORS

Section 3.03. The number of directors of the corporation shall be three (3). The number of directors may be increased or decreased from time to time by the amendment of these Bylaws. No decrease shall, however, have the effect of shortening the term of any incumbent director.

QUALIFICATIONS OF DIRECTORS

Section 3.04. All persons appointed or elected as directors of the corporation need not be a shareholder of the corporation.

ELECTION AND TERM OF OFFICE

Section 3.05. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting. The terms of all directors, including the term of a director elected as a result of an increase in the number of directors, shall expire at the next annual shareholders’ meeting following their election. The term of a director elected to fill a vacancy shall expire at the next annual shareholders’ meeting at which his or her predecessor’s term would have expired.

RESIGNATION

Section 3.06. A director may resign at any time, effective upon giving written notice to the Board unless the notice specifies a future date for the effectiveness of the director’s resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

VACANCIES

Section 3.07. Any vacancy occurring in the Board, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected by the shareholders to fill a vacancy shall serve for the balance of the term for which he or: she was elected.

REMOVAL OF DIRECTORS

Section 3.08. Except as otherwise provided in this section, any of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

No director shall be removed at a meeting of shareholders unless the notice of the meeting states that a purpose of the meeting is to vote upon the removal of the directors named in the notice. Only the directors named in the notice may be removed at the meeting.

If less than the entire Board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board.

If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

COMPENSATION

Section 3.09. The directors shall not be compensated for their services as directors, but the Board may determine the amount to be paid to directors as reimbursement for their expenses. The provisions of this section do not prohibit a director from serving the corporation in a capacity other than as a director and being compensated for those services.

BOARD COMMITTEES

Section 3.10. A majority of the directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who will serve at the pleasure of the Board. Unless the appointment by the Board requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting. Subject to any action by the Board, the committee by majority vote of its members shall determine the time and place of meetings, and the notice required therefor.

To the extent authorized by the Board, and subject to the restrictions and limitations of law, any Board committee shall have all the authority of the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

CALL OF MEETINGS

Section 4.01. Meetings of the Board may be called by the President or any director.

PLACE OF MEETINGS

Section 4.02. Meetings of the Board may be held at any place within or without Illinois, as designated in the notice of the meeting. If not designated in the notice or if there is no notice, meetings shall be held at any place designated by resolution of the Board, or in the absence of a Board resolution, at 1580 South Milwaukee Avenue, Suite 500, Libertyville, Illinois.

TIME OF REGULAR MEETINGS

Section 4.03. Regular meetings of the Board shall be held at the times designated by resolution of the Board.

NOTICE OF MEETINGS

Section 4.04. Regular meetings of the Board may be held without notice if the time and place are fixed in these Bylaws or by the Board. Special meetings of the Board shall be held upon 48 hours’ notice by telephone or five days’ notice by first-class postage pre-paid mail. A notice need not specify the business to be transacted at, or the purpose of any meeting.

Each director shall provide the Secretary with his or her current address and the notice of any meeting sent to that address shall constitute a valid notice.

WAIVER OF NOTICE

Section 4.05. Notice of a meeting need not be given to any director who, either before or after the meeting, signs a waiver of notice or who attends the meeting, except when the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. All waivers pursuant to this section shall be filed with the corporate records or made a part of the meeting’s minutes.

QUORUM AND BOARD ACTIONS

Section 4.06. A majority of the number of directors fixed by these Bylaws constitutes a quorum for the transaction of business. Every act taken by a majority of the directors present at a duly held meeting, at which a quorum is present, is the act of the Board.

CONFLICT OF INTEREST

Section 4.07. If a transaction is fair to a corporation at the time it is authorized, approved, or ratified (“the transaction”), the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction.

In a proceeding contesting the validity of the transaction in which a director of the corporation is directly or indirectly a party, the person asserting validity has the burden of proving fairness unless the following conditions exist:

(1)

The material facts of the transaction and the director’s interest or relationship were disclosed or known to the Board, or a committee of the Board, and the Board or committee authorized, approved, or ratified the transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; or

(2)

The material facts of the transaction and the director’s interest or relation were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction without counting the vote of any shareholder who is an interested director.

The presence of a director who is directly or indirectly a party to the transaction, or a director who is otherwise not disinterested, may be counted in determining whether a quorum is present but may not be counted when the Board, or a committee of the Board, takes action on the transaction.

For purposes of this section, a director is “indirectly” a party to the transaction if the other party to the transaction is an entity in which the director has a material financial interest or of which the director is an officer, director, or general partner.

ADJOURNMENT

Section 4.08. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of the time and place of an adjourned meeting shall be given to any director who was not present at the time of adjournment.

CONDUCT OF MEETINGS

Section 4.09. The President of the corporation, or, in the absence of the President, an officer designated by the President, or in the absence of any designation, a director chosen by a majority of the directors present, shall preside over meetings of the Board. The Secretary of the corporation, or, in the absence of the Secretary, any person selected by the presiding officer, shall act as Secretary of the Board.

TELEPHONE PARTICIPATION

Section 4.10. Directors may participate in and act at Board meetings, or meetings of any committee of the Board, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this section constitutes attendance and presence in person at the meeting of the person or persons so participating.

ACTION TAKEN WITHOUT MEETING

Section 4.11. Any action required by The Business Corporation Act of 1983 (Ill Rev. Stat., ch. 32, par. 1.01 et seq.) to be taken at a meeting of the Board, or any other action which may be taken at a meeting of the Board, or a committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of the committee, .as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary, to be filed in the corporate records. Unless the consent specifies a different date, the action taken shall be effective when all the directors have approved the consent.

Any such consent shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under The Business Corporation Act of 1983.

PRESUMPTION OF ASSENT

Section 4.12. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken is conclusively presumed to have assented to the action taken unless the director’s dissent is entered in the minutes of the meeting, or unless the director files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of the action.

ARTICLE V

OFFICERS

NUMBER AND TERM OF OFFICE

Section 5.01. The corporation shall have a President, a Secretary and a Treasurer. The Board may also elect, in its discretion, additional officers. The same person may hold any two or more offices.

These officers shall be chosen by the Board and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any employment contract. Each officer shall hold office until the officer’s successor is duly elected and qualified, until the officer’s death, or until the officer resigns or is removed.

ADDITIONAL OFFICERS

Section 5.02. The Board, or any officer or committee authorized by the Board to do so, may appoint additional officers or assistant officers and agents as may be deemed necessary. Any officer appointed pursuant to this section shall have the authority, duties, and term of office designated in these Bylaws or by resolution of the Board not inconsistent with these Bylaws.

QUALIFICATIONS

Section 5.03. All persons elected or appointed as officers of the corporation need not be a shareholder or director of the corporation.

REMOVAL AND RESIGNATION

Section 5.04. Any officer or agent may be removed by the Board whenever, in the judgment of the Board, the best interests of the corporation will be served by the removal; provided, however, that any removal of an officer or agent will be without prejudice to any contract rights of that officer or agent. Election or appointment of an officer or agent shall not, of itself, create contract rights.

An officer may resign by giving written notice to the Board. The resignation is effective at the time specified in the notice, or if no time is specified, at the time the notice is received. Acceptance of an officer’s resignation is only required if so specified in the notice. Any officer’s resignation is without prejudice to the corporation’s rights under any contract to which the officer is a party.

VACANCIES

Section 5.05. The Board shall fill a vacancy in any office as soon as reasonably possible. A succeeding officer shall hold office at the pleasure of the Board, subject to any rights of the officer under any employment contract.

CHIEF EXECUTIVE OFFICER

Section 5.06. The President shall be the Chief Executive Officer of the corporation. Under the control of the Board, the President shall have general supervision and control of the corporation’s business and officers, including the powers and duties of management that are commonly associated with that office. Pursuant to this authority, the President shall have the following powers and duties:

(1)	To preside over all meetings of the shareholders and to preside over all meetings of the Board.

(2)	To sign any certificates representing shares of the corporation in the manner and with the other officers prescribed by these Bylaws.

(3)	To sign deeds, conveyances, promissory notes, deeds of trust, and any other instruments of the corporation on behalf of the corporation and subject to the Board’s authorization.

(4)	Any other powers and duties designated by the Board or in these Bylaws.

SECRETARY

Section 5.07. The Secretary shall have the following powers and duties:

(1)	To have custody of the corporate seal and corporate records.

(2)	To give notice as required in these Bylaws or by law.

(3)	To act as Secretary at all meetings of the shareholders and the Board, and to record all actions taken at those meetings.

(4)

To keep all minutes of the proceedings of the shareholders, Board, and Board committees in a minute book, at a place designated by the Board or, if not designated, at the corporation’s registered office.

(5)	To keep a record of the names and addresses of the corporation’s shareholders and the number and class of shares held by each of them, at the corporation’s registered office.

(6)	Any other powers and duties designated by the Board, or in these Bylaws, or incident to the office of Secretary.

TREASURER

Section 5.08. The Treasurer shall be the Chief Financial Officer of the corporation and shall have the following powers and duties:

(1)	To keep and maintain accurate and sufficient books and records of account.

(2)	To have custody and responsibility for all of the corporation’s funds.

(3)	To deposit the corporation’s funds, in the name of the corporation, in any depositaries designated by the Board or an authorized officer.

(4)	To disburse the corporation’s funds as directed by the Board or an authorized officer.

(5)	To receive, on behalf of the corporation, any amounts due the corporation.

(6)	To provide the directors and the President, upon request, with financial reports and an accounting of all transactions as Treasurer.

(7)	Any other duties designated by the Board, or in these Bylaws, or incident to the office of Treasurer.

COMPENSATION

Section 5.09. The Board shall determine the salaries and compensation of the officers. An officer shall not be denied compensation on the ground that he or she is a director of the corporation.

AUTHORITY

Section 5.10. All officers and agents of the corporation, as between themselves and the corporation, shall have the express authority and shall perform the duties in the management of the property and affairs of the corporation as may be provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.

All officers and agents of the corporation shall have the implied authority that is recognized by the common law from time to time.

ARTICLE VI

GENERAL CORPORATE ACTIVITIES

EXECUTION OF INSTRUMENTS

Section 6.01. Unless otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into any contract or obligation, or to execute and deliver any instrument, on behalf of the corporation. The Board’s authorization may be general or may be limited to specific instances, but in the absence of that authorization, no officer, agent, or employee shall have any power or authority to bind the corporation, pledge its credit, or subject it to any liability for any purpose or in any amount.

ENDORSEMENT OF CHECKS AND DRAFTS

Section 6.02. The Board may designate, or may authorize any officer to designate, one or more persons to sign or countersign, or both, checks, drafts, or other orders for the payment of money by the corporation.

REIMBURSEMENT OF NONDEDUCTIBLE PAYMENTS

Section 6.03. If all or any part of any compensation or expense paid to an officer, director, employee, or other agent of the corporation is not allowed as a federal or state income tax deduction, the Board shall require the person’ receiving the payment to repay the amount that is disallowed. Any repayment required by this section is compulsory and shall be enforced by the Board; enforcement may be effected by a withholding of future compensation or any other appropriate means.

VOTING OF CORPORATION’S SHARES

Section 6.04. Unless otherwise provided by the Board, the President, or any person designated by the President, shall represent and vote, on behalf of the corporation, any shares of any other corporation registered in the name of this corporation. This authority may be exercised in person or by proxy duly executed by the authorized representative.

INDEMNIFICATION OF AGENTS

Section 6.05. To the extent and in the manner allowed by the law:

The corporation shall have power to indemnify any person who, by reason of the fact that the person is an agent of the corporation, was or is a party, or is threatened to be made a party, to any proceeding. The corporation’s power to indemnify shall apply against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably incurred in connection with the action, suit, or proceeding.

The corporation may purchase and maintain insurance, on behalf of any of its agents, against any liability asserted against or incurred by the agent in that capacity or arising out of that status. This authority shall not be affected by the corporation’s power, or lack of power, to indemnify the agent against the liability under the provisions of this section or applicable law.

If the corporation has paid indemnity or advanced expenses to an agent, the corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders’ meeting.

For purposes of this section, an “agent” of the corporation means any person who is or was any of the following:

(1)	A director, officer, employee, or agent of the corporation.

(2)	A director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, serving at the request of the corporation.

(3)

A dire tor, officer, employee, or agent of any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger with this corporation which, if its separate existence had continued, would have had the power and authority to indemnify its agents.

ARTICLE VII

ISSUANCE, CERTIFICATES, AND TRANSFER OF SHARES

SHARE CERTIFICATES AND UNCERTIFICATED SHARES

Section 7.01. The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the President and the Secretary, and shall be in a form authorized by the Board and in accordance with the requirements of law.

If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignatures on the certificate may be facsimiles. In case any officer of the corporation, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

The Board may provide, by resolution, that some or all of any or all classes and series of the corporation’s shares shall be uncertificated shares; provided, however, that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send a written notice, containing the information required by law to be set forth or stated on certificates, to the registered owner of the shares.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

ISSUANCE AND TRANSFER OF CERTIFICATES

Section 7.02. When a share certificate is presented to the Secretary or any transfer agent of the corporation with a request to register transfer, and the certificate is duly endorsed or accompanied by appropriate evidence of succession, assignment, or authority to transfer, the Secretary shall, subject to any requirements of law, register the transfer as requested.

When a certificate’s owner claims that a share certificate has been lost, destroyed, or wrongfully taken, the corporation shall issue a new share certificate in place of the original upon the owner’s compliance with the following requirements:

(1)	The owner so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser;

(2)

The owner files a bond or security sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, destruction, or wrongful taking, or on account of the issuance of the new certificate.

(3)	The owner satisfies any other reasonable requirements imposed by the corporation.

If the owner fails to notify the corporation within a reasonable time of the fact of such loss, alleged destruction, or wrongful taking, and if the corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting any claim against the corporation for registering the transfer or any claim to a new certificate.

The Board may adopt any additional rules and regulations, in accordance with these Bylaws and provisions of law, governing the issuance, transfer, and registration of share certificates. The Board may, in its discretion, appoint one or more transfer agents or registrars, or both.

SHAREHOLDERS OF RECORD

Section 7.03. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than ten days, or, in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than 20 days, immediately preceding such meeting.

If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting. is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof.

FRACTIONAL SHARES

Section 7.04. The corporation may, but is not obliged to, issue a certificate for a fractional share and by action of the Board may, in lieu thereof, pay cash equal to the. value of said fractional share, or issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise fractional voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation or by an agent on behalf of the holder thereof and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board may deem advisable.

CONSIDERATION AND PAYMENT FOR SHARES

Section 7.05. Shares of the corporation may be issued for such consideration as may be authorized by the Board from time to time and allowed by applicable law. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable.

No certificate shall be issued for any share until the share is fully paid.

ARTICLE VIII

MEETINGS OF SHAREHOLDERS

PLACE OF MEETINGS

Section 8.01. Meetings of the shareholders may be held at any place within or without Illinois, as designated in the notice of the meeting. If not designated in the notice, or if there is no notice, meetings shall be held at any place designated by the Board, or, in the absence of the Board’s designation, at 1580 South Milwaukee Avenue, Suite 500, Libertyville, Illinois.

ANNUAL MEETING

Section 8.02. The annual meeting of the shareholders shall be held each year-at the time and on the date designated by the Board, provided that the designated date shall be within 15 months after the corporation’s last annual meeting.

SPECIAL MEETINGS

Section 8.03. Special meetings of the shareholders may be called by the President, any director or any shareholder.

NOTICE OF MEETINGS

Section 8.04. Written notice stating the place, day, and hour of the meeting shall be delivered not less than ten nor more than 60 days before the date of the meeting, or, in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation, with postage thereon prepaid.

In the case of a special meeting, the notice shall specify the purpose or purposes for which the meeting is called. If, at any annual or special meeting, any proposal pursuant to sections 8.35 (removal of directors), 10.20 (amendment to Articles of Incorporation), 11.15

(merger, consolidation, or share exchange), 11.60 (sale, lease, or exchange of assets other than in the usual and regular course of business), or 12.15 (voluntary dissolution by vote of the shareholders) of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, pars. 8.35, 10.20, 11.15, 11.60, 12.15) is to be considered, notice shall be given in compliance with the requirements of any applicable law. ,

NOTICE OF ADJOURNED MEETINGS

Section 8.05. Unless otherwise provided by law, notice of an adjourned meeting of the shareholders need only be given if the time and place of the meeting are not announced at the meeting at which adjournment is taken.

WAIVER OF NOTICE OF MEETINGS

Section 8.06. Whenever any notice of a meeting of the shareholders is required to be given under the provisions of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.), the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. All waivers shall be filed with the corporation’s records or made a part of the meeting’s minutes.

Attendance at any meeting shall constitute waiver of notice of that meeting, unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

QUORUM AND SHAREHOLDER ACTIONS

Section 8.07. A majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

Unless a greater number of shares, or voting by classes, is required by law or by the Articles of Incorporation, the affirmative vote of the majority of the shares entitled to vote on a matter and represented at a duly held meeting at which a quorum is present shall be the act of the shareholders.

VOTING OF SHARES

Section 8.08. Except as otherwise provided in this section or by the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy, or other legal representative authorized to vote the shares under the law of incorporation of the corporate shareholder.

The corporation may treat the president, or other person holding the position of chief executive officer, of the corporate shareholder as authorized to vote the shares, together with any other person or office holder indicated, by the corporate shareholder to the corporation, as a person or an office authorized to vote the shares. The person and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with section 7.30 of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 7.30).

Shares registered in the name of a deceased person, a minor ward, or a person under legal disability may be voted by such person’s administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court-appointed guardian. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

Shares registered in the name of a receiver, and shares held by or under the control of a receiver, may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

CUMULATIVE VOTING RIGHTS

Section 8.09. In all elections for directors, except as specifically provided in section 8.30 of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 8.30), concerning the filling of vacancies in the Board, every shareholder shall have the right to vote, in person or by proxy, for the number of shares owned by the shareholder for as many persons as there are directors to be elected, or to cumulate those votes and give one candidate as many votes as the number of directors multiplied by the number of the shareholder’s shares shall equal, or to distribute the cumulative votes in any proportion among any number of candidates.

PROXIES

Section 8.10. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. Unless the appointment of a proxy contains an express limitation on the proxy’s authority, the corporation may accept the proxy’s vote or other action as that of the shareholder making the appointment.

Unless otherwise provided in the proxy, no proxy shall be valid after the expiration of 11 months from the date of the proxy. Subject to the foregoing limitation and with the exception of a proxy that is made irrevocable, every proxy continues in full force and effect until revoked by the person executing the proxy, before the vote pursuant to the proxy is taken, or by the written notice of the death or incapacity of the proxy maker which under applicable law would invalidate the proxy, received by the officer or agent who maintains the corporation’s share transfer book before the proxy exercises his or her authority. A proxy may be revoked in any of the following ways: (1) by the delivery of a writing to the corporation, stating that the proxy is revoked; (2) by the execution of a subsequent proxy by the person executing the initial proxy; or (3) by the attendance and voting, in person, at the meeting by the person executing the proxy.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

The Board may, prior to any annual or special meeting of the shareholders, designate additional rules and regulations governing the execution, filing, and validation of proxies intended to be voted at the meeting.

VOTING LISTS

Section 8.11. The officer or agent having charge of the transfer book for shares of the corporation shall make, within 20 days after the record date for a meeting of shareholders, or ten days before the meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to the meeting, the list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in Illinois, shall be prima facie evidence as to which shareholders are entitled to examine such list, share ledger, or transfer book, or to vote at any meeting of shareholders.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

An officer or agent having charge of the transfer books who shall fail to prepare the list of shareholders, or keep the same on file for a period of ten days, or produce and keep the same open for inspection at the meeting, as provided in this section, shall be liable to any shareholder suffering damage on account of such failure,. to the extent of such damages as provided by law.

VOTING TRUST AGREEMENTS

Section 8.12. Any number of shareholders of the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purposes of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney,· as is the record of shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

VOTING AGREEMENTS

Section 8.13. Shareholders may provide for the voting of the shares by signing an agreement for that purpose. A voting agreement created under this section is not subject to any statutory provisions, or any provisions in these Bylaws, concerning voting trust agreements.

A voting agreement created under this section is specifically enforceable in accordance with the principles of equity.

CONDUCT OF MEETINGS

Section 8.14. The President of the corporation, or in the absence of the President, an officer designated by the President, or in the absence of both of those officers, a person chosen by the vote of a majority of the shares present, in person or by proxy, and entitled to vote, shall act as chairman at meetings of the shareholders. The Secretary of the corporation, or in the absence of that officer, any person elected by the chairman, shall act as Secretary at those meetings.

ORDER OF BUSINESS AT MEETINGS

Section 8.14a. The order of business at all meetings of the shareholders, to the extent applicable, shall be as follows:

(1)	Call to order.

(2)	Verification of proper notice of the meeting.

(3)	Roll call.

(4)	Presentation of proxies.

(5)	Verification of a quorum.

(6)	Reading, or waiver of reading, and approval of the minutes of the previous meeting.

(7)	Announcements.

(8)	Reports of officers.

(9)	Reports of committees.

(10)	Election of directors.

(11)	Old business.

(12)	New business.

(13)	Adjournment.

INSPECTORS

Section 8.15. Inspectors for any meeting of shareholders shall be appointed by the President.

Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election, and to ensure voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by the inspector or, if there is more than one inspector acting at such meeting, by a majority of them. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ACTION TAKEN WITHOUT MEETING

Section 8.16. Any action required by The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.) to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed in one of the following manners:

(1)

If five days prior written notice of the proposed action is given to all shareholders entitled to vote on the matter, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voting.

(2)	By all of the shareholders entitled to vote on the matter.

Prompt written notice of any corporate action taken without a meeting, and by less than unanimous written. consent of the shareholders, shall be given to all shareholders who have not consented in writing to the action. In the event that any section of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 1.01 et seq.) would require the filing of a certificate for the action if it had been taken at a meeting of the shareholders, a certificate shall be filed under that section and shall state, in lieu of any statement concerning any vote of the shareholders that is required by the section, that written consent and written notice have been given in accordance with, and as provided by, section 7.10 of The Business Corporation Act of 1983 (Ill. Rev. Stat., ch. 32, par. 7.10).

ARTICLE IX

MINUTES, BOOKS, AND RECORDS

Section 9.01. The corporation shall keep complete and correct books and records of account. The corporation shall also keep minutes of the proceedings of its shareholders, the Board, and Board committees. These books, records, and minutes shall be kept at a place designated by the Board, or in the absence of any designation, at the corporation’s registered office.

RECORD OF SHAREHOLDERS

Section 9.02. The officers of the corporation shall keep a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, at the corporation’s registered office.

INSPECTION OF BOOKS AND RECORDS

Section 9.03. Every director shall have the right at any reasonable time to inspect all books, records, and assets of the corporation. Such inspection by a director may be made in person or by the director’s agent or attorney. The right of inspection also includes the right to make extracts therefrom or otherwise record information.

Any person who is a shareholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation’s books and records of account, minutes, voting trust agreements filed with the corporation, and record of shareholders, and to make extracts therefrom, but only for a proper purpose. In order to exercise this right, the shareholder must make written demand upon the corporation, stating with particularity the records that the shareholder seeks to examine and the purpose for the examination of those records.

Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder, within 14 days after receipt of such request, a balance sheet as of the close of its latest fiscal year, and a profit and loss statement for such fiscal year. If such request is received by the corporation before such financial statements are available, the corporation shall mail such financial statements within 14 days after they become available, but in any event, within 120 days after the close of its latest fiscal year.

FISCAL YEAR

Section 9.04. The corporation’s fiscal year shall be determined, and may be changed from time to time, by the Board.

CORPORATE SEAL

Section 9.05. The Board may adopt, use, and alter, at its pleasure, a corporate seal. The use of a corporate seal or a facsimile thereof shall not, however, be required or affect the validity of any instrument whatsoever.